Exhibit 23.6



                         Consent of Arthur Andersen LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Electronic Associates, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 3, 1995 on the financial statements of Tanon Manufacturing, Inc. included in Electronic Associates, Inc.'s Form 8-K dated May 24, 1995 and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP


Roseland, New Jersey
June 29, 1995